Exhibit No. 10.1

/s/ Michael Gerdin /s/ Casey A. Cason /s/ Michael Gerdin /s/ Michael Gerdin

/s/ Michael Gerdin /s/ Michael Gerdin Michael Gerdin CEO CEO Michael Gerdin /s/ Michael Gerdin

/s/ Michael Gerdin

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated August 31, 2021, and is by and between the Persons signatory hereto as borrower ("Borrower"), the Persons signatory hereto as guarantors (individually, collectively, severally and jointly and severally, each a "Guarantor" and collectively the "Guarantors" and each, together with Borrower, an "Obligated Group Member"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is the successor by merger to Gordon Trucking, Inc. and to Interstate Distributor Co. and is party to that certain Credit Agreement, entered into as of November 11, 2013, between Borrower, Guarantors and Bank, as amended by that certain First Amendment to Credit Agreement dated August 31, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Millis Transfer, LLC joined in and became a party to the Credit Agreement as a Guarantor and a Loan Party thereunder pursuant to a Joinder Agreement, dated January 2, 2020, executed by Mills Transfer, LLC in favor of Bank. Midwest Holding Group, LLC joined in and became a party to the Credit Agreement as a Guarantor and a Loan Party thereunder pursuant to a Joinder Agreement, dated January 2, 2020, executed by Midwest Holding Group, LLC in favor of Bank.

WHEREAS, A&M Express, Inc. has been dissolved and the Loan Parties have each agreed to assume and perform all obligations of A&M Express, Inc. under the Credit Agreement on and subject to the terms and conditions set forth in this Amendment; and

WHEREAS, Borrower, Guarantors and Bank desire to amend the Credit Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the above premises and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement as amended by this Amendment.

2. Dissolution of A&M Express, Inc. A&M Express, Inc. has been dissolved. Each Loan Party severally assumes and agrees to perform all obligations of A&M Express, Inc. under the Credit Agreement as a primary obligor and not only a surety and without condition or limitation.

3. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(i) The first sentence of Section 1.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) As a subfeature under the Line of Credit, Bank agrees from time to time prior to the Termination Date to issue or cause an Affiliate of Bank to issue standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the aggregate amount available to be drawn under all outstanding Letters of Credit shall not at any time exceed Twenty Million Dollars ($20,000,000.00).

(ii) Section 1.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Borrower and Repayment. Borrower may, from time to time prior to the Termination Date, borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note, including without limitation, the limitations on prepayment set forth in Section 1.1(f); provided however, that the sum of the outstanding principal amount of the Line of Credit Loan and the LC Exposure shall at no time exceed the Line of Credit Maximum Borrowing Amount, and notwithstanding anything to the contrary contained in this Agreement, Bank shall have no obligation to make any Line of Credit Advance or issue or cause to be issued any Letter of Credit, if the sum of the outstanding principal amount of Line of Credit Loan and the LC Exposure would exceed the applicable Line of Credit Maximum Borrowing Amount. As used herein and in the Line of Credit Note. "Line of Credit Maximum Borrowing Amount" means (i) $25,000,000.00, initially and through the day immediately prior to the Termination Date and (ii) $0.00 on and after the Termination Date, provided that, if Bank approves the Facility Increase in accordance with Section 1.1(g), the Line of Credit Maximum Borrowing Amount shall be equal to (y) the Requested Maximum Borrowing Amount beginning on the effective date of the Facility Increase requested by Borrower and approved by Bank in accordance with Section 1.1(g) and thereafter through the day immediately prior to the Termination Date and (z) $0.00 on and after the Termination Date. If the sum of the outstanding principal amount of the Line of Credit Loan and the LC Exposure on any date is greater than the Line of Credit Maximum Borrowing Amount, Borrower shall make a principal payment on the Line of Credit Loan on such date in an amount sufficient to reduce the sum of the then outstanding principal amount of the Line of Credit Loan and the LC Exposure to any amount not greater than the Line of Credit Maximum Borrowing Amount. Each payment of principal shall be accompanied by payment of (i) accrued interest on the principal amount paid and (ii) fees required under Section 1.1(f), if any. The

outstanding principal balance of the Line of Credit Loan shall be due and payable in full on the Termination Date.

(ii) Section 1.1(e) is amended and restated in its entirety to read as follows:

(e) Application of Payments. Each payment (whether optional or mandatory) made on the Line of Credit Loan shall be credited first, to any interest then due and second, to the outstanding principal balance. All payments credited to principal shall be applied first, to that portion of the outstanding principal balance of the Line of Credit Loan which bears interest determined in relation to the Prime Rate, if any, and second to that portion of the outstanding principal balance of the Line of Credit Loan which bears interest determined in relation to the Daily Simple SOFR.

(iii) Section 1.1(g) is amended and restated in its entirety to read as follows:

(g) Accordion Feature. At any time prior to the Termination Date, Borrower may make a one-time request to increase the Line of Credit Maximum Borrowing Amount up to not more than $125,000,000.00 (the "Facility Increase") by written notice in substantially the form of Schedule 1.1 attached (the "Increase Request"). The Increase Request shall (i) indicate the proposed effective date of the Facility Increase which shall be a date not less than 30 days after the date the Increase Request is delivered to Bank, the amount to which Borrower requests the Line of Credit Maximum Borrowing Amount be increased (but in no event to an amount that is more than $125,000,000.00, such requested amount, the "Requested Maximum Borrowing Amount") and such additional information as reasonably requested by Bank and (ii) be accompanied by such supporting materials as reasonably requested by Bank. The Facility Increase will not be permitted if an Event of Default has occurred and is continuing. For greater certainty, the Facility Increase is uncommitted and Bank may decline the Increase Request in its sole discretion. Not later than 21 days after receipt of the Increase Request, Bank will advise Borrower in writing as to whether or not Bank has agreed to the Facility Increase and, if Bank has agreed to the Facility Increase, Bank will advise Borrower in writing of the date the Facility Increase is to take effect, which shall be no later than 30 days after the date the Increase Request is delivered to Bank.

(iv) Section 1.1(f) is amended and restated in its entirety to read as follows:

(f) Prepayments. Borrower may prepay principal on any portion of the Line of Credit Loan at any time, in any amount, and without penalty.

(v) Section 1.2 is amended and restated in its entirety to read as follows:

(a) Interest Rate. The principal balance of the Line of Credit Loan outstanding from time to time shall bear interest at a fluctuating rate per annum determined by Bank to be the Daily Simple SOFR in effect from time to time plus the Applicable

Rate. The interest rate on the principal balance of the Line of Credit Loan shall change and become effective on the date of each change in Daily Simple SOFR as determined by Bank.

(b) Basis of Computation and Payment. All interest on the Line of Credit Loan shall be computed on the basis of a 360-day year and the actual number of days elapsed. The applicable Daily Simple SOFR shall be determined by Bank, and such determination shall be conclusive absent manifest error.

(c) Payment of Interest. Interest accrued on the Line of Credit Note shall be payable on the 1st day of each month, commencing on October 1, 2021.

(d) Default Interest. From and after the Termination Date, at Bank's option, the outstanding principal balance of the Line of Credit Loan shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable in accordance with Section 1.2(a).

(e) Inability Determination and Illegality Determination. Subject to the Benchmark Replacement Provisions in Section 1.2(f) below, if Bank determines in its reasonable discretion (any determination of which shall be conclusive and binding on Borrower and Guarantors) that either (i) the Daily Simple SOFR or SOFR cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event or an Early Opt-in Election (an "Inability Determination") or (ii) any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank to honor its obligations hereunder to make or maintain the Line of Credit Loan or Line of Credit Advance based on the Daily Simple SOFR, or to determine or charge interest rates based upon the SOFR or Daily Simple SOFR (an "Illegality Determination"), then Bank shall promptly give notice thereof to Borrower and each Guarantor. Upon the happening of an Inability Determination or Illegality Determination, the outstanding principal balance of the Letter of Credit Loan shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Rate (based on the applicable SOFR Spread) in effect from time to time from the date of such Inability Determination or such Illegality Determination until Bank notifies the Borrower and the Guarantors that the circumstances giving rise to such Inability Determination or such Illegality Determination no longer exist, as applicable. The rate of interest on the Letter of Credit Loan determined in relation to the Prime Rate shall change and become effective on the date each Prime Rate change is announced by Bank. Notwithstanding any of the foregoing to the contrary, if a Benchmark Replacement is subsequently determined in accordance with the Benchmark Replacement Provisions set forth in Section 1.2(f), that Benchmark Replacement plus any applicable margin, will then supersede the foregoing with respect to the replaced Benchmark.

(f) Benchmark Replacement Provisions. Notwithstanding anything to the contrary in this Agreement or in the Line of Credit Note:

(i) Benchmark Replacement. If a Benchmark Transition Event or an Early Opt-in Election with respect to any applicable then-current Benchmark, as applicable, occurs, then, the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the Line of Credit Note and under any related loan document. Any Benchmark Replacement will become effective on the applicable Benchmark Replacement Date without any amendment to this Agreement, the Line of Credit Note or any related loan documents or consent or action of Borrower or Guarantor.

(ii) Benchmark Replacement Conforming Changes. Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower or any Guarantor.

(iii) Notices; Standards for Decisions and Determinations. Bank will promptly notify Borrower of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Bank pursuant to this Section 1.2(f), including without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and will be made in its sole but reasonable discretion and without consent of Borrower or any Guarantor.

(iv) Certain Defined Terms. As used herein and in the Line of Credit Note, each of the following capitalized terms has the meaning given to such term below:

"Benchmark" means, initially, Daily Simple SOFR; provided, that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, has occurred with respect to Daily Simple SOFR or the applicable then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to this Section 1.2(f).

"Benchmark Administrator" means, initially, the SOFR

Administrator, or any successor administrator of the then-current Benchmark or any insolvency or resolution official with authority over such administrator.

"Benchmark Replacement" means the sum of: (A) the alternate rate of interest that has been reasonably selected by Bank as the replacement for the applicable then-current Benchmark; and (B) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been reasonably selected by Bank, in each case, giving due consideration to (1) any selection or recommendation by the Relevant Governmental Body at such time for a replacement rate, the mechanism for determining such a rate, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such rate, or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the applicable then-current Benchmark, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such alternate rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; provided, however, that if the applicable Benchmark Replacement as determined as provided above would be less than the Floor, then the applicable Benchmark Replacement shall be deemed to be the Floor, subject to any other applicable floor rate provision.

"Benchmark Replacement Conforming Changes" means any technical, administrative or operational changes (including, without limitation, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment provisions and other administrative matters) that Bank reasonably decides may be appropriate to reflect the adoption and implementation of a Benchmark Replacement and to permit the administration thereof by Bank.

"Benchmark Replacement Date" means the date specified by Bank in a notice to Borrower following a Benchmark Transition Event or Early Opt-in Election.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark: a public statement or publication of information by or on behalf of the Benchmark Administrator or a regulatory supervisor for the Benchmark Administrator announcing that (A)

the Benchmark Administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark, or (B) the Benchmark is no longer, or as of a specified future date will no longer be, representative of underlying markets.

"Daily Simple SOFR" means, for any day (a "SOFR Rate Day"), a rate per annum equal to the greater of (A) SOFR for the day (such day, a "SOFR Determination Day") that is five (5) U.S. Government Securities Business Days prior to (1) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (2) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator's Website, and (B) the Floor. If by 5:00 pm on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator's Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator's Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days.

"Early Opt-in Election" means the joint election by Bank and Borrower to declare that the applicable Benchmark will be replaced prior to the occurrence of a Benchmark Transition Event and the provision by Bank of written notice to Borrower indicating that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a new benchmark interest rate to replace the applicable then-current Benchmark.

"Floor" means a rate of interest equal to zero percent (0%).

"Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its "prime rate", with the understanding that the Prime Rate is one of Bank's base

rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. If the rate of interest announced by Bank as its "prime rate" at any time is less than zero percent (0.0%), then, for purposes of this Agreement and the Line of Credit Note, the Prime Rate shall be deemed to be zero percent (0.0%).

"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

"SOFR" means a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator's Website.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

"U.S. Governmental Securities Business Day" means any day except for (A) Saturday, (B) Sunday or (C) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(g) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any Governmental Authority and related in any manner to SOFR or Daily Simple SOFR, and (ii) costs, expenses and liabilities arising from or in connection with reserve percentages prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as amended), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed

by any Governmental Authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR or Daily Simple SOFR. In determining which of the foregoing are attributable to any SOFR or Daily Simple SOFR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

(h) Swap Agreement. Borrower understands and acknowledges that (i) any Swap Agreement constitutes an independent agreement between Borrower and Bank or Bank's affiliate, as applicable, and will be unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Agreement or the Line of Credit Note, except as otherwise expressly provided in the Swap Agreement, (ii) nothing in this Agreement or the Line of Credit Note shall be construed as a modification of a Swap Agreement or create an obligation to amend a Swap Agreement, (iii) Borrower may incur losses or reductions in benefits related to differences between the economic terms and characteristics of this Agreement or the Line of Credit Note and those of a related Swap Agreement (including, without limitation, differences with respect to maturity dates, payment dates and methods for determining interest rates and differences between borrowings hereunder and the notional amount of a Swap Agreement), and Bank is under no obligation to ensure that there are no differences or that differences will not arise hereafter, including, without limitation, differences between usage hereunder and the notional amount of a Swap Agreement, and (iv) Bank has no obligation to modify, renew or extend the Line of Credit Maturity Date to match the maturity date of a Swap Agreement. For purposes of this Agreement and the Line of Credit Note, "Swap Agreement" means any existing or future swap agreement by and between Borrower and Bank or any of Bank's affiliates.

(vi) Section 7.12(a) of the Credit Agreement is amended as follows:

(a) The definitions of LIBOR, LIBOR Period, and LIBOR Loan are deleted without substitution.

(b) The following terms "Applicable Rate", "Guarantor," "Line of Credit Maturity Date," "Prime Rate" "Line of Credit Note" shall be amended and restated as follows:

"Applicable Rate" means for any date, with respect to any Line of Credit Loan, Letter of Credit Fee and Non-Usage Fee, as the case may be, the applicable rate per annum set forth below, based upon the level into which the Debt to Adjusted EBITDA Ratio then falls in accordance with the following table:

Pricing Level	Debt to Adjusted EBITDA Ratio	SOFR Spread	Non-Usage Fee	Letter of Credit Fee
1	≤.50x	0.68%	0.0725%	0.20%
2	>.50x ≤ 1.25x	0.78%	0.0925%	0.25%
3	>1.25x	0.88%	0.1150%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt to Adjusted EBITDA Ratio shall be effective on the first Business Day of the Fiscal Quarter following the Fiscal Quarter during which Bank receives and reviews the consolidated financial statements delivered pursuant to Section 4.3(a) or (b) and the completed compliance certificate delivered pursuant to Section 4.3(d). The Applicable Rate for each Line of Credit Loan shall be the percent per annum set forth in the table above based on the applicable Pricing Level under the caption "SOFR Spread." The Applicable Rate for the Line of Credit Loan based on the applicable SOFR Spread shall be added to the then applicable Benchmark to determine the interest rate applicable at any time and from time to time under Section 1.2(a) and Section 1.2(d). The Applicable Rate with respect to the unused commitment fee under Section 1.3(a) shall be the percent per annum set forth in the table above based on the applicable Pricing Level under the caption "Non-Usage Fee."

"Guarantor" means Parent, Heartland Express Maintenance Services, Inc., Heartland Express Services, Inc., Millis Transfer, LLC, and Midwest Holding Group, LLC, and each other Person that has executed a Guaranty Agreement or Joinder Agreement in form and substance satisfactory to Bank.

"Line of Credit Maturity Date" means August 31, 2023. Each reference in this Agreement to the Line of Credit Maturity Date, including without limitation, each reference thereto in any other term defined in this Agreement, means the Line of Credit Maturity Date as so defined and the definition of Line of Credit Maturity Date is amended and restated accordingly.

"Line of Credit Note" means the promissory note of Borrower in favor of Bank executed by Borrower as of August 31, 2021 executed and delivered in substitution, modification, replacement and extension of and for (but not in payment or satisfaction of) the promissory note of Borrower in favor of Bank executed by Borrower as of August 31, 2018. Each reference in this Agreement of Line of Credit Note, including without limitation, each reference thereto in any other term defined in this Agreement, means the

Line of Credit Note as so defined and the definition of "Line of Credit Note" is amended and restated accordingly.

(c) The following definition shall be added to Section 7.12(a):

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

(vii) The Credit Agreement is amended by replacing Schedule 1.1 Form of Increase Request with Schedule 1.1 Form of Increase Request attached to this Admendment.

4. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement, the Line of Credit Note and the other loan documents entered into by Bank, Borrower, or any Guarantor are and shall remain unaltered and in full force and effect and are hereby ratified and confirmed by Borrower and each Guarantor. Neither the amendments nor the modifications contained herein shall be construed as a waiver, amendment, or modification of any other provision of the Credit Agreement, the Line of Credit Note, or the other Loan Documents or for any purpose except as expressly set forth herein or as a consent to any further or future action on the part of the Borrower or any Guarantor that would require the waiver or consent of Bank. Borrower and each Guarantor hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants and agreements set forth therein. Borrower reaffirms all of its obligations under the Credit Agreement, as amended hereby, and Line of Credit Note, without condition or limitation. Each Guarantor reaffirms all of its obligations under the Credit Agreement, as amended hereby, without condition or limitation.

5. Conditions Precedent. This Amendment shall become effective upon the date (the "Effective Date") on which Bank shall have received:

(a) This Amendment, duly executed and delivered by Borrower and by each Guarantor;

(b) The Line of Credit Note, in the form of **Exhibit A** attached to this Amendment, duly executed and delivered by Borrower;

(c) From Borrower, payment of all fees and expenses (including without limitation, reasonable fees, disbursements and other charges of counsel incurred in connection with the preparation and documentation of this Amendment);

(d) If requested by Bank, satisfactory evidence that all corporate and other

proceedings that are necessary in connection with this Amendment have been taken to Bank and its counsel's reasonable satisfaction, and Bank shall have received all such counterpart originals or certified copies of such documents as Bank may reasonably request; and

(e) Such other information and documents as may reasonably be required by Bank and its counsel in connection with this Amendment.

6. Representations and Warranties. Each Obligated Group Member party to this Amendment hereby severally represents and warrants to Bank (before and after giving effect to this Amendment) that:

(a) Such Obligated Group Member has the corporate or limited liability company, as applicable, power and authority, and the legal right, to execute, deliver and perform this Amendment.

(b) Such Obligated Group Member has taken all necessary corporate or limited liability company, as applicable, action to authorize the execution, delivery and performance of this Amendment.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority, arbitrator, court or administrative agency or any other Person is required in connection with this Amendment, the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of any Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(d) This Amendment has been duly executed and delivered on behalf of each such Obligated Group Member. This Amendment and the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"), and each other Loan Document to which such Obligated Group Member is a party constitute the legal, valid and binding obligations of each such Obligated Group Member and are enforceable against each such Obligated Group Member in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Each of the representations and warranties made by each such Obligated Group Member herein or in or pursuant to the Amended Credit Agreement is true and correct on and as of the Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

(f) No Event of Default that is not waived by this Amendment has occurred and is continuing, or will result from this Amendment. There exists no condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

(g) Each such Obligated Group Member has performed all agreements and satisfied all conditions which this Amendment and the Credit Agreement provide shall be performed or satisfied by such Obligated Group Member on or before the Effective Date.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower, each Guarantor and Bank and each of their respective successors and assigns.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Iowa.

9. Execution and Delivery by Electronic Means; Counterparts.

(a) Each of the parties to this Amendment intends to execute and deliver this Amendment and each other certificate, agreement, document, or record related to, or entered into or to be entered into in connection with, this Amendment, the Amended Credit Agreement, any Loan Document, or any of the transactions contemplated by this Amendment, the Amended Credit Agreement or any Loan Document (each a "Subject Loan Document") by electronic means in accordance with, or permitted under, any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Iowa Uniform Electronic Transactions Act (Iowa Code Chapter 554D, Subchapter 1) or any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, delivered, transmitted, sent, communicated, received, or stored by electronic means, including without limitation, electronic transmission) to execute or deliver a Subject Loan Document shall be of the same legal effect, validity, and enforceability as a manually or originally executed signature, record, or the physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in, or permitted under, any applicable law, including without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the Iowa Uniform Electronic Transactions Act (Iowa Code Chapter 554D, Subchapter 1) or any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(b) This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

10. Costs and Expenses. Borrower agrees to pay or reimburse Bank for all of its out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby (including without limitation, the reasonable fees, disbursements and other charges of counsel to Bank incurred in connection with the preparation and documentation of this Amendment).

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AMENDMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AMENDMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BORROWER:

HEARTLAND EXPRESS, INC. OF IOWA

By: /s/ Michael Gerdin
Michael Gerdin
President

BANK:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Casey A. Cason
Casey A. Cason
Senior Vice President

GUARANTOR and PARENT:

HEARTLAND EXPRESS, INC.

By: /s/ Michael Gerdin
Michael Gerdin
President

GUARANTOR:

HEARTLAND EXPRESS MAINTENANCE SERVICES, INC.

By: /s/ Michael Gerdin
Michael Gerdin
President

GUARANTOR:

HEARTLAND EXPRESS SERVICES, INC.

By: /s/ Michael Gerdin
Michael Gerdin
President

GUARANTOR:

MILLIS TRANSFER, LLC

By /s/ Michael Gerdin

Print Name: Michael Gerdin

Print Title: CEO

GUARANTOR:

MIDWEST HOLDING GROUP, LLC

By /s/ Michael Gerdin

Print Name: Michael Gerdin

Print Title: CEO

Schedule 1.1
Form of Increase Request

See attached.

Increase Request

To: Wells Fargo Bank, National Association

Date of Request: _______________, 202_

This Increase Request is furnished to Wells Fargo Bank, National Association ("Bank"), pursuant to the Credit Agreement entered into as of November 11, 2013 as amended by that certain First Amendment to Credit Agreement dated August 31, 2018 and that certain Second Amendment to Credit Agreement, dated August 31, 2021 (as amended, restated, renewed or replaced from time to time, the "Credit Agreement") by and among Heartland Express, Inc. of Iowa ("Borrower"), the parties thereto as Guarantors and Bank. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement.

This Increase Request is irrevocable and represents Borrower's request for the Facility Increase, and the following information is provided pursuant to Section 1.1(g) of the Credit Agreement:

a) Facility Increase Date: ____________, 202_

b) Additional Information: ________________

c) Line of Credit Maximum Borrowing Amount Requested to be increased to (not more than $125,000,000): $______________

Supporting materials requested by Bank accompany this Increase Request.

Borrower, and the undersigned officer to the best of his or her knowledge in such officer's capacity as an officer of Borrower, each certify that:

a) No Event of Default has occurred and is continuing as at the date hereof or would arise immediately after giving effect to or as a result of the Facility Increase.

b) The representations and warranties made under the Credit Agreement are true and correct as at the date hereof, except to the extent that any such representation or warranty specifically relates to a different date, in which case such representation and warranty will be true and correct as of such date.

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BORROWER:

HEARTLAND EXPRESS, INC. OF IOWA

By: ______________________________
Michael Gerdin

EXHIBIT A

Line of Credit Note

See attached.

Execution Version

LINE OF CREDIT NOTE

Des Moines, Iowa
August 31, 2021

FOR VALUE RECEIVED, HEARTLAND EXPRESS, INC. OF IOWA, an Iowa corporation ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 666 Walnut, 2nd Floor, Des Moines, IA 50309, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all outstanding Line of Credit Advances (as defined in the Credit Agreement referred to below) made to Borrower by Bank pursuant to such Credit Agreement, with interest thereon as set forth in such Credit Agreement.

CREDIT AGREEMENT:

This promissory note (the "Note") evidences the Line of Credit Loan and Line of Credit Advances defined as such, and referred to, in and made pursuant to the Credit Agreement between Borrower and Bank dated as of November 11, 2013, as amended by that certain First Amendment to Credit Agreement dated August 31, 2018, as may be further amended, restated, extended, supplemented or otherwise modified from time to time (the "Credit Agreement"), is the Line of Credit Note defined as such and referred to in the Credit Agreement and is subject to the terms and conditions of the Credit Agreement, including without limitation, the limitations on the maximum principal amount that may be outstanding under this Note from time to time. Capitalized terms used and not defined in the Note shall have the meanings given them in the Credit Agreement. In instances where any term or condition of this Note conflicts with any term or condition of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

INTEREST:

The outstanding principal balance of this Note shall bear interest from the date hereof until the Line of Credit Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement.

PAYMENTS:

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on August 31, 2023 and prior to August 31, 2023 is subject to repayment at the times and on and subject to the terms set forth in the Credit Agreement.

Each payment made on this Note shall be credited to interest or principal as provided in the Credit Agreement.

EVENTS OF DEFAULT:

Any defined event of default under the Credit Agreement shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

(a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower and may exercise the remedies under the Credit Agreement. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

(b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Iowa without application of its conflicts of law principles that might require the application of the laws of another jurisdiction.

(c) Acknowledgment. Borrower acknowledges receipt of a copy of this Note signed by Borrower.

(d) Renewal. This Note is executed and delivered in substitution, modification, replacement and extension of and for (but not in payment or satisfaction of) a previous note of Borrower to Bank.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

HEARTLAND EXPRESS, INC. OF IOWA

By: /s/ Michael Gerdin

Michael Gerdin
President

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